                               UNITIL CORPORATION

                     CONSOLIDATED BALANCE SHEETS (000's) (A)


ASSETS:                                      (Unaudited)
                                               June 30,
                                                 2000            Adjustments         Pro Formed
                                            ---------------     ---------------   ------------------
Utility Plant

  Electric                                        $166,473                                 $166,473
  Gas                                               35,273                                   35,273
  Common                                            21,150                                   21,150
  Construction Work in Progress                      3,207              18,300 (E)           21,507
                                            ---------------     ---------------   ------------------
     Utility Plant                                 226,103              18,300              244,403
Less: Accumulated Depreciation                      68,518                                   68,518
                                            ---------------     ---------------   ------------------
     Net Utility Plant                             157,585              18,300              175,885
                                            ---------------     ---------------   ------------------

Miscellaneous Property & Investments                 6,338                                    6,338
                                            ---------------     ---------------   ------------------


Current Assets:
  Cash                                               3,002                                    3,002
  Accounts Receivable                               17,274                                   17,274
  Materials and Supplies                             2,321                                    2,321
  Prepayments                                        1,362                                    1,362
  Accrued Revenue                                    2,402                                    2,402
                                            ---------------     ---------------   ------------------
     Total Current Assets                           26,361                                   26,361


Noncurrent Assets:
  Regulatory Assets                                139,799                                  139,799
  Prepaid Pension Costs                              8,789                                    8,789
  Debt Issuance Costs                                1,382                                    1,382
  Other Noncurrent Assets                           25,124                                   25,124
                                            ---------------     ---------------   ------------------
     Total Noncurrent Assets                       175,094                                  175,094


                                            ---------------     ---------------   ------------------
TOTAL                                             $365,378             $18,300             $383,678
                                            ===============     ===============   ==================


       (The accompanying Notes are an integral part of these statements.)

                               UNITIL CORPORATION

                     CONSOLIDATED BALANCE SHEETS (000's) (A)


CAPITALIZATION AND LIABILITIES:              (Unaudited)
                                               June 30,
                                                 2000            Adjustments         Pro Formed
                                            ---------------     ---------------   ------------------
Capitalization:
  Common Stock Equity                              $77,973               ($381)(D)          $77,592
  Preferred Stock, Non-Redeemable                      225                                      225
  Preferred Stock, Redeemable                        3,465                                    3,465
  Long-term Debt, Less Current Portion              81,864                                   81,864
                                            ---------------     ---------------   ------------------
     Total Capitalization                          163,527                (381)             163,146


Current Liabilities:
  Long-term Debt, Current Portion                    3,199                                    3,199
  Capitalized Lease, Current Portion                   850                                      850
  Accounts Payable                                  13,771                                   13,771
  Short-Term Debt                                   16,700              18,300 (F)           35,000
  Dividends Declared and Payable                     1,841                                    1,841
  Refundable Customer Deposits                       1,282                                    1,282
  Taxes Payable                                        152                (220)(B)              (68)
  Interest Payable                                   1,150                 601 (C)            1,751
  Other Current Liabilities                          6,550                                    6,550
                                            ---------------     ---------------   ------------------
     Total Current Liabilities                      45,495              18,681               64,176

Deferred Income Taxes                               42,883                                   42,883
                                            ---------------     ---------------   ------------------

Noncurrent Liabilities

  Power Supply Contract Obligations                101,763                                  101,763
  Capitalized Leases, Less Current Portion           3,447                                    3,447
  Other Deferred Credits                             8,263                                    8,263
                                            ---------------     ---------------   ------------------
     Total Noncurrent Liabilities                  113,473                                  113,473


                                            ---------------     ---------------   ------------------
TOTAL                                             $365,378             $18,300             $383,678
                                            ===============     ===============   ==================


       (The accompanying Notes are an integral part of these statements.)

                               UNITIL CORPORATION

                 CONSOLIDATED STATEMENTS OF EARNINGS (000's) (A)

                                             (Unaudited)
                                          Six Months Ended
                                               June 30,
                                                 2000            Adjustments         Pro Formed
                                            ---------------     ---------------   ------------------
Operating Revenues:
  Electric                                          77,736                                   77,736
  Gas                                               11,425                                   11,425
  Other                                                 64                                       64
                                            ---------------     ---------------   ------------------
      Total Operating Revenues                      89,225                                   89,225
                                            ---------------     ---------------   ------------------

Operating Expenses:
  Fuel and Purchased Power                          52,638                                   52,638
  Gas Purchased for Resale                           6,308                                    6,308
  Operating and Maintenance                         12,192                                   12,192
  Depreciation and Amortization                      6,061                                    6,061
  Provisions for Taxes:
    Local Property and Other                         2,622                                    2,622
    Federal and State Income                         1,916                (220)(B)            1,696
                                            ---------------     ---------------   ------------------
      Total Operating Expenses                      81,737                (220)              81,517
                                            ---------------     ---------------   ------------------
Operating Income                                     7,488                 220                7,708

Non-operating Expense, Net                             133                                      133
                                            ---------------     ---------------   ------------------

Income Before Interest Expense                       7,355                 220                7,575

  Interest Expense, Net                              3,464                 601 (C)            4,065
                                            ---------------     ---------------   ------------------
Net Income                                           3,891                (381)(D)            3,510
Less Dividends on Preferred Stock                      133                                      133
                                            ---------------     ---------------   ------------------

Net Income Applicable to Common Stock               $3,758               ($381)              $3,377
                                            ===============     ===============   ==================


       (The accompanying Notes are an integral part of these statements.)

                               UNITIL CORPORATION

              Notes to Pro Forma Consolidated Financial Statements

(A) These statements have been pro formed to reflect an increase in Short-Term Debt to the requested borrowing limit and the corresponding impact on expenses and Net Income.

(B) The reduction in taxes reflect the rise in interest expense which reduced income for tax purposes.

(C) The cost of this increase in Short-Term Debt is reflected in higher interest costs for the six months period.

(D) Lower Net Income and Common Equity (e.g. Retained Earnings) reflects the impact of higher interest expense.

(E)  Assumes all borrowings are made to fund capital additions to plant.

(F) Relects the incremental increase in Short-Term Debt to reach the borrowing limit.